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                                                                  EXHIBIT 10.29


                            STERILE RECOVERIES, INC.

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

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                               TABLE OF CONTENTS

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                                                           Page
1.  Purpose of Plan                                         1

2.  Definitions                                             1

3.  Limits on Options                                       3

4.  Granting and Terms of Options                           3

5.  Effect of Changes in Capitalization                     5

6.  Delivery and Payment for Shares                         6

7.  No Continuation as a Director and Disclaimer of Rights  7

8.  Administration                                          7

9.  No Reservation of Shares                                7

10. Legal Compliance                                        7

11. Amendment of Plan                                       8

12. Termination of Plan                                     8

13. Effective Date                                          8


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                            STERILE RECOVERIES, INC.

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.  Purpose of Plan

    The purpose of this Plan is to enable Sterile Recoveries, Inc. (the "Company"), and its Subsidiaries (if any) to compete successfully in attracting, motivating, and retaining Non-Employee Directors with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and encourage them to remain as directors of the Company.

2.  Definitions

    For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

    (a)  "Board" means the Board of Directors of the Company.

    (b) "Change in Control" means any of the following: (a) the shareholders of the Company approve a liquidation of all or substantially all the consolidated assets of the Company and its Subsidiaries, other than a liquidation of a Subsidiary into the Company or another Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); (b) the shareholders of the Company approve a sale, lease, exchange, or other transfer to any person other than the Company or a Subsidiary (in a single transaction or related series of transactions) of all or substantially all of consolidated assets of the Company and its Subsidiaries, excluding the creation (but not the foreclosure) of a lien, mortgage, or security interest (unless the transaction is subsequently abandoned or otherwise fails to occur); (c) the shareholders of the Company approve a merger, consolidation, reorganization, tender offer, exchange offer, or share exchange in which the Company will not be the surviving corporation or will become a majority-owned subsidiary of a person other than a Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); or (d) the occurrence of any event, transaction, or arrangement that results in any person or group becoming a beneficial owner of
(i) a majority of the outstanding Shares or the common stock of any Subsidiary that contributed more than 50% of the Company's consolidated revenues for its last fiscal year, (ii) securities of the Company representing a majority of the combined voting power of all the outstanding securities of the Company that are entitled to vote generally in the election of its directors, or (iii) with respect to any Subsidiary that contributed more than 50% of the Company's


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consolidated revenues for its last fiscal year, securities of that Subsidiary representing a majority of the combined voting power of all the outstanding securities of that Subsidiary that are entitled to vote generally in the election of its directors, unless in each case the beneficial owner is the Company, a Subsidiary, an employee benefit plan sponsored by the Company, a person or group who is a record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant, or a person who becomes a beneficial owner of 25% or more of the outstanding Shares solely by becoming a trustee of an inter vivos trust created by a person who is the record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant.

    (c) "Code" means the United States Internal Revenue Code of 1986, as amended.

    (d) "Date of Grant" means, with respect to an Option, the date as of when it is granted to an Optionee.

    (e) "Effective Date" means the effective date of the sale of Shares in an initial public offering registered under the Securities Act of 1933, as amended.

    (f) "Fair Market Value" means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers' Automated Quotation System (including The Nasdaq Stock Market's National Market), the average closing price of a Share on such exchange or quotation system for the date of grant of an option and the day immediately preceding the date of grant of an Option. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Board shall determine the Fair Market Value of a Share.

    (g) "Non-Employee Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or any Subsidiary.

    (h) "Option" means an option to purchase Shares from the Company granted under this Plan, which Option shall not be an incentive stock option within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

    (i) "Optionee" means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

    (j) "Plan" means the Company's 1996 Non-Employee Director Stock Option Plan, as originally adopted and subsequently amended, modified, or supplemented in accordance with its terms.


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    (k)  "Rule 16b-3" means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

    (l) "Share" means one share of voting common stock, par value $.001 per share, of the Company, and such other stock or securities that may be substituted therefor pursuant to Section 5 hereof.

    (m) "Subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Code.

3.  Limits on Options

    The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 100,000 Shares, subject to adjustment as provided in Section 5 hereof. If any Option expires, terminates, or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

4.  Granting and Terms of Options

    (a) Each Non-Employee Director shall be granted Options as follows: (i) on the Effective Date, Options to purchase 4,000 Shares for each remaining year (or part thereof) of the Non-Employee's term as a director and (ii) on each subsequent reelection to a new term as a director (or for a newly-elected Non-Employee Director, on initial election or appointment), an amount of Options equal to 4,000 times the number of years for which the Non-Employee Director has been elected to serve. The foregoing Options will be subject to the vesting provisions set forth in subsection (h) of this Section 4.

    (b) Notwithstanding the provisions of Section 4(a), Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

    (c) The exercise price of each Share subject to an Option granted on the Effective Date pursuant to Section 4(a)(i) hereof shall be equal to 100% of the initial public offering price for the Shares in the initial public offering registered under the Securities Act of 1933, as amended. For all other Options granted pursuant to the Plan, the exercise price of each Share subject to an Option shall be equal to 100% of the Fair Market Value of the Shares on the Date of Grant of such Option.

    (d) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Board, transfer without consideration Options to the Optionee's spouse, children, or grandchildren (or to one or more trusts for the benefit of any such family members or to


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one or more partnerships in which any such family members are the only partners).

    (e) Each Option shall expire and all rights thereunder shall end at the expiration of ten (10) years after the Date of Grant, subject in all cases to earlier expiration as provided in subsections (f) and (g) of this Section 4.

    (f) During the life of an Optionee, an Option shall be exercisable only by such Optionee (or a permitted transferee) and only within one (1) month after the date on which the Optionee ceases to be a Non-Employee Director, other than by reason of the Optionee's death or resignation from the Board with the consent of the Company as provided in subsection (g) of this Section 4, but only if and to the extent the Option was exercisable immediately prior to such date, and subject to the provisions of the subsections (e) and (h) of this
Section 4. If the Optionee is removed as a director for cause (as defined in the Company's Articles of Incorporation, as amended from time to time), all Options of the Optionee shall terminate immediately on the date of removal.

    (g) If an Optionee: (i) dies while a Non-Employee Director or within the period when an Option could have otherwise been exercised by the Optionee; or
(ii) ceases to be a Non-Employee Director as a result of such Optionee's resignation from the Board, provided that the Company has consented in writing to such Optionee's resignation, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee, shall have the right, at any time within one (1) year after the death or after such resignation of the Optionee, as the case may be, and prior to the termination of the Option pursuant to subsections (e) and (h) of this Section 4, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee's death or resignation.

    (h) The Options will vest in increments of 4,000 Shares on the Non-Employee Director's completion of each successive year of service in his term.

         Example: Assume that a Non-Employee Director is first appointed to the Board of Directors in May 1996 and that his initial term is through the Company's annual meeting of shareholders in 1999. As of the Effective Date, the Non-Employee Director would receive Options for 12,000 Shares, exercisable at the initial offering price for the Shares. None of these Options


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         would be immediately exercisable. These Options would
         vest with respect to 4,000 Shares when the Non-Employee Director completes his service through the 1997 annual meeting of shareholders, with respect to another 4,000 Shares when the Non-Employee Director completes his service through the 1998 annual meeting of shareholders, and with respect to the remaining 4,000 Shares when the Non-Employee Director completes his service through the 1999 annual meeting of shareholders.

All Options not vested when a Non-Employee Director ceases to be a director of the Company for any reason will terminate immediately.

    (i) An Option may be exercised in whole at one time or in part from time to time, subject to provisions of this Section 4.

    (j) Options granted pursuant to the Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to Options and the vesting conditions.

5.  Effect of Changes in Capitalization

    (a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Board in (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Options under the Plan, and (ii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

    (b) Subject to Section 5(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities, any Option thereto


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fore granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

    (c) In the event of a Change in Control, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan with respect thereto limiting the exercisability of the Option for any length of time.

    (d) Adjustments under this Section 5 relating to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final and conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this Section 5 shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the Options and preserve, without exceeding, the value of such Options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

    (e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

6.  Delivery and Payment for Shares

    (a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No Shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Board. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

    (b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option shall be made: (i) in cash or b check payable to the order of the Company; (ii) through the tender to the Company of Shares, which Shares


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shall be valued, for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii) hereof. Payment also may be made in accordance with a cashless exercise program under which, if so instructed by the Optionee, Shares may be issued directly to the Optionee's broker upon receipt of the option price in cash from the broker.

 7.  No Continuation as a Director and Disclaimer of Rights

     No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain a director of the Company or any Subsidiary. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until all or some of the Shares covered by an Option are fully paid and issued to such Optionee.

 8.  Administration

     The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the Securities Exchange Act of 1934, as amended, and accordingly is intended to be self-governing. To this end, the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.

 9.  No Reservation of Shares

     The Company shall be under no obligation to reserve or to retain in its treasury any particular number of Shares in connection with its obligations hereunder.

10.  Legal Compliance

     Options are exercisable, and Shares are issuable under the Plan, only in compliance with all applicable state and federal laws and regulations (including securities laws) and the rules of all stock exchanges on which the Shares are listed for trading. Any certificate evidencing Shares issued under the Plan will bear such legends and statements as the Board deems advisable to assure compliance with those laws, rules, and regulations. An Option is not exercisable, and the Company shall not issue any Shares under the Plan, until the Company has obtained any consent or approval required from any state or federal regulatory body having jurisdiction. Upon the exercise of an Option by an heir, guardian, or personal representative of an Optionee, the Board may require reasonable evidence of the person's legal ownership of the Option and such consents and releases of governmental authorities as it deems advisable.



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11.  Amendment of Plan

     The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable; provided, that (i) no such amendment shall be made without shareholder approval if such approval would be required to comply with Rule 16b-3; (ii) an amendment will not alter or impair any right or obligation of an outstanding Option without the consent of the person then entitled to exercise it; and (iii) the provisions of Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

12.  Termination of Plan

     This Plan shall terminate ten (10) years from the Effective Date. The Board may, in its discretion, suspend or terminate the Plan at any time prior to such date, but such termination or suspension shall not adversely affect any right or obligation with respect to any outstanding Option.

13.  Effective Date

     The Plan shall become effective on the Effective Date and Options hereunder may be granted at any time on or after that date, subject to approval of the Plan by the Company's shareholders within one year after the Effective Date by a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and in a manner that satisfies the requirements of Rule 16b-3. Upon approval of the Plan by the shareholders of the Company as set forth above, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date.

Adopted by Board of Directors                Adopted by Shareholders on
    on May 2, 1996                                on May 2, 1996

                                             STERILE RECOVERIES, INC.

                                             By: /s/ Wayne R. Peterson
                                                ------------------------
                                                Wayne R. Peterson
                                                Executive Vice President

ATTEST:                                         [CORPORATE SEAL]

/s/ James T. Boosales
- ---------------------
James T. Boosales
Secretary


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